Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-270710) and Form S-8 (Nos. 333-278226, 333-270711 and 333-262083) of Vigil Neuroscience, Inc. of our report dated March 13, 2025 relating to the financial statements, which appears in this Form 10-K

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 13, 2025